As filed with the Securities and Exchange Commission on June 18, 2020 Registration No. 333-239208

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________________________
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_____________________________
The Dixie Group, Inc.
(Exact name of registrant as specified in its charter)

TENNESSEE	62-0183370
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
475 Reed Road
Dalton, Georgia 30720
(706) 876-5800
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
The Dixie Group, Inc. Amended and Restated
2016 Incentive Compensation Plan
(Full title of the plan)
Allen L. Danzey
Chief Financial Officer
The Dixie Group, Inc.
475 Reed Road
Dalton, Georgia 30720
 (Name and address of agent for service)
(706) 876-5800
(Telephone number, including area code, of agent for service)
With copies to:

John F. Henry, Jr., Esq. Miller & Martin PLLC Suite 1000, Volunteer Building 832 Georgia Avenue Chattanooga, Tennessee 37402 (423) 756-6600
Indicate by check mark whether the registrant is a “large accelerated filer”, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act.  (Check one):
Large accelerated filer ☐                                Accelerated filer ☐
Non-accelerated filer ☐                                Smaller reporting company ☒

EXPLANATORY NOTE

The Dixie Group, Inc. is filing this Post-Effective Amendment No. 1 in order to file a corrected Consent of Dixon Hughes Goodman LLP (Exhibit No. 23.3) to its Registration Statement filed June 16, 2020.

EXHIBIT INDEX

Exhibit No.	Description

23.3	Consent of Dixon Hughes Goodman LLP, Independent Registered Public Accounting Firm

SIGNATURES

Note: Pursuant to Rule 478 under the Securities act of 1933, as amended, no other person is required to sign this Post -Effective Amendment No. 1.
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-239208 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee on June 18, 2020.

Date: June 18, 2020	THE DIXIE GROUP, INC.

By: /s/ Daniel K. Frierson
Chairman and Chief Executive Officer

By: /s/ Allen L. Danzey
Allen L. Danzey
Chief Financial Officer

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